EXHIBIT 99.2

                              CONVERSION AGREEMENT
                              --------------------

     THIS CONVERSION AGREEMENT ("AGREEMENT") IS ENTERED INTO AS OF MARCH 13, 2000 BY AND BETWEEN DOCPLANET.COM, INC., A COLORADO CORPORATION (THE "COMPANY"), AND CHARLES R. DRUMMOND ("MR. DRUMMOND").

                          W  I  T  N  E  S  S  E  T  H:

     WHEREAS, IN THE PAST, THE COMPANY HAS BORROWED MONEY FROM CERTAIN OF ITS SHAREHOLDERS, DIRECTORS AND OFFICERS, INCLUDING MR. DRUMMOND, THE CHAIRMAN, CHIEF EXECUTIVE OFFICER AND TREASURER OF THE COMPANY; AND

     WHEREAS, BY RESOLUTION DATED DECEMBER 21,1999, THE BOARD OF DIRECTORS OF THE COMPANY APPROVED THE CONVERSION OF LOANS FROM DIRECTORS AND OFFICERS OF THE COMPANY, IN WHOLE OR IN PART, INTO COMMON STOCK, NO PAR VALUE PER SHARE ("COMMON STOCK"), OF THE COMPANY AT $3.00 PER SHARE; AND

     WHEREAS, AS OF FEBRUARY 29, 2000, THE COMPANY WAS INDEBTED TO MR. DRUMMOND IN THE AMOUNT OF $6,839,103 (the "Debt"); and

     WHEREAS, MR. DRUMMOND AND THE COMPANY DESIRE TO CONVERT THE DEBT INTO COMMON STOCK OF THE COMPANY.

     NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, THE PARTIES DO HEREBY AGREE AS
FOLLOWS:

     1.     CONVERSION.  THE DEBT SHALL BE CANCELED AND CONVERTED INTO 2,279,701
            ----------
SHARES  OF  COMMON  STOCK  OF  THE  COMPANY  (THE  "CONVERSION").

     2.     EFFECTIVE  DATE.  THE  CONVERSION SHALL BE EFFECTIVE AS OF 7:00 A.M.
            ---------------
(CENTRAL  STANDARD  TIME),  ON  FEBRUARY  29,  2000.

     3.     ENTIRE  AGREEMENT.  THIS  AGREEMENT IS THE PARTIES' ENTIRE AGREEMENT
            -----------------
AND SUPERSEDES ALL PRIOR REPRESENTATIONS AND AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE SUBJECT MATTER HEREOF.

     4.     GOVERNING  LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE
            --------------
STATE  OF  TEXAS.


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     IN  WITNESS  WHEREOF,  THE  PARTIES HAVE ENTERED INTO THIS AGREEMENT ON THE
DATE  FIRST  WRITTEN  ABOVE.


                                                 DOCPLANET.COM,  INC.


                                                 BY:
                                                 ------------------------------


NAME:
     ------------------------------


                                                 TITLE:
                                                 ------------------------------


                                                 ------------------------------
                                                  CHARLES  R.  DRUMMOND,  IN HIS
                                                  INDIVIDUAL CAPACITY


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